                                                                      EXHIBIT 32

                                  CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Syndicated Food Service International, Inc.

     Signed this 13th day of November, 2003.

By: /s/ Barry L. Nogay                         By: /s/ Thomas P. Tanis, Jr.
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Barry L. Nogay                                 Thomas P. Tanis, Jr.
Vice President and Principal Accounting        President and Chief Executive
Officer                                        Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Syndicated Food Service International, Inc. and will be retained by Syndicated Food Service International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.